Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Aardvark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	Rule 457(a)	6,771,200	$18.00	$121,881,600.00	0.0001531	$18,660.07

Fees Previously Paid	Equity	Common Stock, par value $0.00001 per share	Rule 457(o)	—	—	$100,000,000.00	0.0001531	$15,310.00

	Total Offering Amounts					$121,881,600.00		$18,660.07

	Total Fees Previously Paid						0.0001531	$15,310.00

	Total Fee Offsets							—

	Net Fee Due							$3,350.07

(1)	Includes 883,200 shares of common stock that the underwriters have the option to purchase solely to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.